EXHIBIT 1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: February 18, 2010

NXP B.V.

By:	/s/ Karl-Henrik Sundström
Name: Karl-Henrik Sundström
	Title:	Executive Vice President, Chief Financial Officer and Member of the Board of Management

KASLION ACQUISITION B.V.

By:	/s/ Karl-Henrik Sundström
Name: Karl-Henrik Sundström
	Title:	Member of the Management Board

KASLION HOLDING B.V.

By:	ATC Management B.V., as director

	By:	/s/ Pieter Hallebeek
Name: Pieter Hallebeek
		Title:	Director and Proxy Holder A

	By:	/s/ Ronald Rosenboom
Name: Ronald Rosenboom
		Title:	Director and Proxy Holder A

By:	/s/ Wolfgang Michael Zettel
Name: Wolfgang Michael Zettel
	Title:	Director

[Signature Page to Schedule 13D Joint Filing Agreement]

KASLION S.À R.L.

By:	/s/ Ailbhe Jennings
Name: Ailbhe Jennings
Title: Manager

By:	/s/ Wolfgang Michael Zettel
Name: Wolfgang Michael Zettel
Title: Manager

[Signature Page to Schedule 13D Joint Filing Agreement]